846 Putnam Michigan Tax Exempt Income Fund
11/30/04 Semi Annual

Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended November 30, 2004, Putnam Management
has assumed $2,510 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 	Class A	2,224
		Class B	497

72DD2	Class M	25

73A1		Class A	.175464
		Class B	.146066

73A2		Class M	.161959

74U1		Class A	12,363
		Class B	3,208

74U2		Class M	153

74V1		Class A	9.00
		Class B	8.99

74V2		Class M	9.00